                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of February 28, 2002 (this "Agreement"), among Essential Therapeutics, Inc., a Delaware corporation
 ---------
("Parent"), MC Merger Corp., a Delaware corporation and a wholly owned
  ------
subsidiary of Parent ("Subcorp"), Maret Corporation, a Delaware corporation (the "Company"), and solely with respect to Sections 2.04, 2.06, 2.07, 6.01, 6.07(a),
 -------
8.04 and Articles IX and X hereof, Terence E. Winters, acting solely as the Stockholder Representative referred to herein.

     WHEREAS, Subcorp, upon the terms and subject to the conditions of this
              -------
Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the "Merger");
           ------------                                               ------

     WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to the holders of shares of the Company's capital stock and is in the best interests of such holders (each a "Stockholder," and collectively, the
                                            -----------
"Stockholders"), and (ii) approved and adopted this Agreement, the Merger and
 ------------
the transactions contemplated hereby, and directed the submission of the Merger, the Agreement and the transactions contemplated hereby to the Stockholders for their approval in accordance with Delaware Law;

     WHEREAS, as a condition to, and concurrently with, the execution of this Agreement, certain directors, officers, employees and consultants of the Company, and all holders of convertible promissory notes issued by the Company (other than Parent) and outstanding on the date hereof (the "Note Payees"),
                                                             ---- ------
Parent and Terence E. Winters in his capacity as the Stockholder Representative therein, have executed and delivered the Convertible Note and Bonus Payment Agreement in the form attached hereto as Exhibit A (the "Payment Agreement"),
                                         ------- -       -----------------
pursuant to which, among other things, Parent has agreed that, simultaneous with the closing of the Merger contemplated by this Agreement, (i) Parent shall issue 100,000 shares of Parent Common Stock (the "Management Payment Shares") to those
                                            ---------- ------- ------
directors, officers, employees and consultants of the Company that at the Closing are parties to the Payment Agreement (the "Management Payees" and,
                                                   ---------- ------
together with the Note Payees, the "Payees") as full payment for all "stay"
                                    ------
bonus obligations of the Company to the Management Payees, and (ii) Parent shall issue 895,271 shares of Parent Common Stock to the Note Payees (the "Note
                                                                     ----
Payment Shares") as full payment for all obligations of the Company to the Note
--------------
Payees under such convertible promissory notes;

     WHEREAS, as a condition to, and concurrently with the execution of, this Agreement the Note Payees, certain of the Management Payees and certain other Stockholders, have executed and delivered to Parent a Voting Agreement (the "Voting Agreement") in the form attached hereto as Exhibit B, pursuant to which
 ----------------                                  ---------
such stockholders have, among other things, agreed to vote all shares of capital stock of the Company held by them in favor of the adoption of this Agreement, the Merger and the matters related thereto and to grant Parent's designees an irrevocable proxy to vote all such shares; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").
                                                              ----

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set
                       ------
forth in Article VII, and in accordance with Delaware Law, at the Effective Time, Subcorp shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Subcorp shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving
                                                                ---------
Corporation"). Certain terms used in this Agreement not defined within the
-----------
provisions in which they appear are defined in Sections 2.01(f) and 10.02 hereof.

     SECTION 1.02 Closing; Effective Time. Subject to the fulfillment or waiver
                  -------  --------- ----
of all of the conditions contained in Article VII, as soon as is reasonably practicable on or after one (1) Business Day following the satisfaction or waiver of all the conditions contained in Article VII, a closing (the "Closing")
                                                                       -------
will be held at the Boston offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts (or such other place as the parties may agree). The date on which the Closing is actually held is referred to herein as the "Closing
                                                                    -------
Date." On the Closing Date, Parent, Subcorp and the Company shall cause the
----
Merger to be consummated by filing a certificate of merger (the "Delaware
                                                                 --------
Certificate of Merger") with the Secretary of State of the State of Delaware, in
----------- -- ------
such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law. The term "Effective Time" means the date and time
                                       --------- ----
of the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by each of the parties hereto and specified in the Delaware Certificate of Merger).

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of
                   ------ -- --- -------
the Merger shall be as provided in the Delaware Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Subcorp shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Subcorp shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.04. Certificate of Incorporation; By-laws.
                   ----------- -- -------------  --------

          (a) At the Effective Time, the Certificate of Incorporation of Subcorp, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

          (b) At the Effective Time, the By-laws of Subcorp, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation.

     SECTION 1.05. Directors and Officers. The directors of Subcorp immediately
                   --------- --- ---------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The officers of Subcorp immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of
                   ---------- -- ----------
the Merger and without any action on the part of Parent, Subcorp, the Company or the Stockholders:

          (a) All of the shares of the Company's Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to the provisions of Sections 2.01(c), 2.01(d), 2.01(g), 2.02(c) and 2.05 below, into (i) the right to receive the Merger Closing Shares, which Merger Closing Shares shall be allocated among the holders of Preferred Stock as set forth on
Schedule 2.01(b) attached hereto, and (ii) (subject to the provisions of Section
-------- ------
2.06 hereof and of the Escrow Agreement) the right to receive the Merger Escrowed Shares, which Merger Escrowed Shares shall be allocated among the holders of Preferred Stock as set forth on Schedule 2.01(b) attached hereto. All
                                           -------- ------
of the shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (b) Schedule 2.01(b) of the Company Disclosure Schedule sets forth (i)
              -------- ------
the name of each holder of Preferred Stock, and, opposite each such holder's name, (ii) (A) the number of shares of Parent Common Stock allocated to such holder from the Merger Closing Shares, and (B) the number of shares of Parent Common Stock allocated to such holder from the Merger Escrowed Shares.

          (c) Notwithstanding any provision of this Agreement or the Payment Agreement to the contrary, under no circumstances shall Parent issue more than the Merger Shares in exchange for all of the issued and outstanding capital stock of the Company, and under no circumstances shall Parent issue more than an aggregate of 2,000,000 shares of Parent Common Stock as a result of issuing the Merger Shares pursuant to this Agreement and as a result of issuing the Note Payment Shares and the Management Payment Shares pursuant to the Payment Agreement.

          (d) Each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (e) Each share of common stock, $0.0001 par value per share, of Subcorp issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Surviving Corporation.

          (f) For purposes of this Agreement, the following terms shall have the following meanings:

     "Common Stock" means the Company's common stock, $0.0001 par value per
      ------ -----
share.

     "Company Stock" means, collectively, the Preferred Stock and the Common
      ------ -----
Stock.

     "Escrowed Shares" means the Merger Escrowed Shares and the Payee Escrowed
      -------- ------
Shares.

     "Merger Closing Shares" means the result of obtained by subtracting (A) the
      ------ --------------
sum of (i) the Management Payment Shares, plus (ii) the Note Payment Shares, plus (iii) the Merger Escrowed Shares, from (B) 2,000,000 shares of Parent Common Stock.

     "Merger Consideration" means (i) the aggregate number of shares of Parent
      ------ -------------
Common Stock that the Stockholders have the right to receive pursuant to the conversion of Company Stock in accordance with the provisions of Section 2.01(a), including the Merger Escrowed Shares, and (ii) any cash paid in lieu of fractional shares in accordance with Section 2.02(c).

     "Merger Escrowed Shares" means 190,000 shares of Parent Common Stock
      ------ ---------------
deposited and held in escrow pursuant to, and in accordance with, the provisions of Section 2.06 hereof and of the Escrow Agreement.

     "Merger Shares" means the result of obtained by subtracting (A) the sum of
      ------ ------
(i) the Management Payment Shares, plus (ii) the Note Payment Shares, from (B) 2,000,000 shares of Parent Common Stock.

     "Parent Common Stock" means the common stock, par value $0.001 per share,
      ------ ------ -----
of Parent.

     "Payee Escrowed Shares" means 10,000 shares of Parent Common Stock
      ------ ------- ------
deposited and held in escrow pursuant to, and in accordance with, the provisions of the Payment Agreement and of the Escrow Agreement.

     "Preferred Stock" means, collectively, the Series A Stock, the Series B
      --------- -----
Stock and the Series C Stock.

     "Series A Stock" means the Company's Series A Convertible Preferred Stock,
      ------ - -----
$0.0001 par value per share.

     "Series B Stock" means the Company's Series B Convertible Preferred Stock,
      ------ - -----
$0.0001 par value per share.

     "Series C Stock" means the Company's Series C Convertible Preferred Stock,
      ------ - -----
$0.0001 par value per share.

     "Shares" means shares of the Company's Common Stock and Preferred Stock.
      ------

          (g) Any references in this Agreement to share numbers or prices shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend, reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Stock after the date hereof and prior to the Effective Date.

     SECTION 2.02. Exchange of Certificates.
                   -------- -- -------------

          (a) Exchange Procedures. Parent shall use commercially reasonable
              -------- -----------
efforts to deliver within twenty 20 days after the Effective Time, or cause Parent's transfer agent to deliver, transmittal materials that Parent or its transfer agent will require from those Stockholders entitled to receive at the Closing shares of Parent Common Stock in respect of their Shares, which materials may include any certifications Parent may request with respect to compliance with any withholding obligations of Parent or the Surviving Corporation under the Code. Until surrendered as contemplated by this Section 2.02, each Certificate (as defined below) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable amounts of Merger Consideration payable pursuant to Section 2.01. As promptly as practicable following the Effective Time, Parent will deliver to each Stockholder who has completed such transmittal materials and returned them to Parent, together with the certificate or certificates that immediately prior to the Effective Time represented such holder's outstanding shares of Company Stock (a "Certificate," or the "Certificates"), (i) a certificate representing
          ------------          ------------
any shares of Parent Common Stock issued in respect of such Company Stock less applicable Merger Escrowed Shares and (ii) any cash payment to which such Stockholder shall be entitled pursuant to Section 2.02(c) below.

          (b) No Further Rights in Company Stock. All shares of Parent Common
              -- ------- ------ -- ------- ------
Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

          (c) No Fractional Shares. No certificates or scrip representing
              -- ---------- ------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. At such time as Parent delivers a certificate representing any shares of Parent Common Stock issued in respect of such Company Stock, each holder entitled to payment of a fractional share interest shall be paid in lieu of such fractional share interest an amount in cash equal to the product obtained by multiplying
(i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Reference Market Value.

          (d) No Liability. Notwithstanding anything to the contrary in this
              -- ----------
Agreement, none of the Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock
                   ----- -------- ------
transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by any Laws .

     SECTION 2.04. Treatment of Other Securities.
                   --------- -- ----- -----------

          (a) Stock Options and Warrants. All options to purchase capital stock
              ----- ------- --- ---------
of the Company (the "Company Options") outstanding under the Company's Long-Term
                     ------- -------
Incentive Plan (the "Company Stock Option Plan"), whether or not exercisable,
                      ------ ----- ------ ----
whether or not vested, and whether or not performance-based, shall have been exercised or terminated prior to the Closing Date. All warrants to purchase Company Stock, all options not subject to the Company Stock Option Plan to purchase shares of Company Stock, and all other rights to purchase or acquire any securities of the Company (all of the foregoing, collectively, the "Company
                                                                        -------
Warrants"), whether or not exercisable, whether or not vested, and whether or
--------
not performance-based, shall have been exercised or terminated prior to the Closing Date. Parent shall not assume any Company Options or Company Warrants.

          (b) Convertible Securities. Other than that certain convertible
              ----------- -----------
promissory note, dated December 20, 2001, issued by the Company to Parent (the "Bridge Note"), all convertible promissory notes, and all other securities or
 ------ ----
rights convertible into any Company Stock or other securities of the Company (all of the foregoing, collectively, the "Convertible Securities"), shall either
                                          ----------- ----------
(i) be repaid as provided by the Payment Agreement if subject to the provisions thereof, or (ii) have been terminated, cancelled or converted into Company Stock prior to the Closing Date. The Bridge Note and the Second Bridge Loan, if any, will be cancelled contingent upon, and simultaneous with, the effectiveness of the Merger. Parent shall not assume any Convertible Securities.

     SECTION 2.05. Dissenting Shares.
                   ---------- ------

          (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by Stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have exercised dissenters' rights for such Shares in accordance with Delaware Law and who, as of the Effective Time, have not effectively withdrawn or lost such dissenters' rights (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to
     ---------- ------
receive the Merger Consideration, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law. All Dissenting Shares held by Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their dissenters' rights shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the later of the Effective Time or the occurrence of such event, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.02, of their Certificates that formerly evidenced such Shares.

          (b) The Company shall give Parent (i) prompt notice of any demands for fair value of Shares received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for the fair value of Shares or offer to settle or settle any such demands other than by operation of law or pursuant to a final order of a court of competent jurisdiction.

     SECTION 2.06 Escrow. In connection with the Closing, the Stockholder
                  ------
Representative, Parent, the Company and an escrow agent, shall execute and deliver an escrow agreement in the form attached hereto as Exhibit 2.06 (the
                                                           ------- ----
"Escrow Agreement"). Notwithstanding any provisions of this Agreement to the
 ------ ---------
contrary, including without limitation the provisions of Section 2.01 hereof, the Merger Escrowed Shares (all of which the Stockholders would otherwise be entitled to receive pursuant to Section 2.01(a)(ii)) shall be deposited with, and held by, the Escrow Agent pursuant to the terms of the Escrow Agreement. In addition to the Merger Escrowed Shares, pursuant to the terms of the Payment Agreement, the Payee Escrowed Shares shall also be deposited with, and held by, the Escrow Agent pursuant to the terms of the Escrow Agreement. The escrow created by the Escrow Agreement shall be for the purpose of providing for the payment of any and all indemnification claims made by Parent pursuant to Article IX hereof, all in accordance with the terms and conditions contained herein and in the Escrow Agreement.

     SECTION 2.07. Stockholder Representative. By virtue of the adoption of this
                   ----------- --------------
Agreement and the approval of the Merger by the Stockholders, each Stockholder (regardless of whether or not such Stockholder votes in favor of the adoption of the Agreement and the approval of the Merger, whether at a meeting or by written consent in lieu thereof) hereby initially appoints, as of the date of this Agreement, Terence E. Winters (together with his permitted successors, the "Stockholder Representative"), as his, her or its true and lawful agent and
 ----------- --------------
attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to give and receive notices on their behalf and to be his, her or its exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Parent or the Surviving Corporation, may be entitled to indemnification and, by virtue of his approval of the Agreement, the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. Parentand the Surviving Corporation may rely on Terence E. Winters as being the Stockholder Representative for all purposes until Parent and the Surviving Corporation have received written notice that the Stockholders have appointed a substitute Stockholder Representative.

     All actions, decisions and instructions of the Stockholder Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholder Representative for any action taken, decision made or instruction given by the Stockholder Representative under this Agreement or the Escrow Agreement (or for any failure to take such action, make such decision or give such instruction).

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Subcorp that:

     SECTION 3.01. Incorporation; Authority. The Company is a corporation duly
                   -------------  ---------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-Laws and all amendments thereto.

     SECTION 3.02. Corporate Power; Binding Effect. The Company has all
                   --------- ------ --------------
requisite corporate power and full legal right to enter into this Agreement and to perform, subject to obtaining any required approvals from the Stockholders and the filing and recordation of appropriate merger documents as required by Delaware Law, all of its agreements and obligations under this Agreement in accordance with its terms. This Agreement and the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and the Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Agreement by Parent and Subcorp, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability
(i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally, and
(ii) is subject to general principles of equity. The execution, delivery and performance by the Company of this Agreement will not (a) result in any violation of or in any conflict with the Company's Certificate of Incorporation or By-Laws, or (b) result in any violation of or in any conflict with or default or creation of any lien under, or the acceleration or vesting or modification or any right or obligation under any provision of any agreement, instrument, judgment, decree, order, statute, rule or regulation binding on or applicable to the Company or its properties, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of it is bound or affected.

     SECTION 3.03. Subsidiaries. The Company does not have any subsidiaries and
                   ------------
does not own or hold of record and/or beneficially any shares of any class in the capital stock of any corporation. The Company does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises, limited liability companies or other entities.

     SECTION 3.04. Qualification. The Company is duly qualified and in good
                   -------------
standing as a foreign corporation in those jurisdictions listed on Schedule 3.04
                                                                   -------- ----
of the disclosure schedules delivered to Parent and Subcorp contemporaneously herewith (the "Company Disclosure Schedule"), which constitute all the
               ------- ---------- --------
jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by them makes such qualification necessary.

     SECTION 3.05. Capitalization. The authorized capital stock of the Company
                   ---------------
consists of (a) 11,000,000 shares of Common Stock, (b) 2,500,000 shares of Series A Stock, (c) 585,000 shares of Series B Stock, and (d) 6,500,000 shares of Series C Stock. As of the date hereof, (a) 970,591 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) 2,500,000 shares of Series A Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (c) 500,000 shares of Series B Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (d) 3,728,194 shares of Series C Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (e) no shares of Common Stock or Preferred Stock are held in the treasury of the Company. Schedule 3.05 of the Company Disclosure Schedule
                                -------- ----
lists the name of all holders of Common Stock, Preferred Stock, Company Options, Company Warrants and Convertible Securities, and identifies the number and type of such securities held by such holders. All Company Options and Company Warrants will be exercised or terminated and all Convertible Securities will be cancelled, terminated or converted in shares of Company Stock prior to Closing. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Stock, Company Options, Company Warrants or Convertible Securities.

     SECTION 3.06. Lawful Issuance. All of the outstanding shares of the Company
                   ------ ---------
Stock and all Company Options, Company Warrants and Convertible Securities were issued in conformity with all applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations
                       --------------
thereunder, and in compliance with applicable state securities laws and all rules and regulations thereunder. There exists no valid right to rescind any purchase thereof from or issuance thereof by the Company.

     SECTION 3.07. Financial Statements. Attached as Schedule 3.07 of the
                   --------- ----------              -------- ----
Company Disclosure Schedule are copies of: (i) the audited balance sheet of the Company for its fiscal year ended December 31, 2000 (such audited balance sheet, together with the notes thereto, being herein referred to as the "Audited
                                                                  -------
Balance Sheet"), and the related statements of income, changes in stockholders'
-------------
equity and cash flows for such fiscal year, accompanied by a report and opinion thereon of the Company's certified public accountants; and (ii) the unaudited balance sheet of the Company for the 12-month period ended December 31, 2001 (such unaudited balance sheet, together with the notes thereto, being herein referred to as the "Unaudited Balance Sheet"), and the related statements of income, changes in stockholders' equity and cash flows for the 12-month period then ended. Each of the foregoing financial statements (including the related notes, where applicable) was prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes thereto); each of such balance sheets (including the related notes, where applicable) fairly presents the financial condition of the Company as of its date; and each of such statements of income and statements of changes in stockholders' equity and cash flows fairly presents the results of operations, changes in stockholders' equity and cash flows of the Company for the period covered thereby.

     SECTION 3.08. Absence of Certain Changes. Except as set forth on Schedule
                   ------- -- ------- -------                         --------
3.08 of the Company Disclosure Schedule, since the date of the Unaudited Balance
----
Sheet and except for the transactions contemplated by this Agreement, there has not been: (a) any materially adverse change in the assets, liabilities, sales, income or business or prospects of the Company or in its relationships with suppliers, partners, collaborators, customers or lessors; (b) any acquisition or disposition by the Company of any asset or property other than in the ordinary course of business; (c) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting, either in any case or in the aggregate, the property or business of the Company; (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of any class of the capital stock of the Company; (e) any issuance of any shares of any class of the capital stock or any other securities of the Company or any direct or indirect redemption, purchase or other acquisition of any class of the capital stock or other securities of the Company; (f) any increase in the compensation, pension or other benefits payable or to become payable by the Company to any of their officers or employees, or any bonus or severance payments or arrangements made to or with any of them; (g) any forgiveness or cancellation of any debt or claim by the Company or any waiver of any right of value; (h) any entry by the Company into any transaction other than in the ordinary course of business; (i) any incurrence by the Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (j) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of the Company; or (k) any change in accounting principles, practices or methods used by the Company.

     SECTION 3.09. Title to Property; Leases, Etc. Subject to Section 3.18 and
                   ----- -- --------- ------  ---
the disclosure thereunder and except for liens for current taxes not yet due and payable, the Company has good and marketable title to all of its properties and assets, including without limitation, all those reflected in the Audited Balance Sheet, all free and clear of all liens, pledges, charges, security interests, mortgages, encumbrances or title retention agreements of any kind or nature. All such properties and assets are in good condition and repair, reasonable wear and tear excepted, and are adequate and sufficient to carry on the business of the Company as presently conducted. Schedule 3.09(a) sets forth a complete and
                                -------- ------
correct list of all capital assets of the Company. The Company does not own any real property. Schedule 3.09(b) sets forth all personal property leases to which
               -------- ------
the Company is a party or by which it is bound and that are necessary for the conduct of the business of the Company in substantially the same manner as the business of the Company has heretofore been conducted and all real property leases to which the Company is a party or by which it is bound (all such personal property leases and real property leases, collectively, the "Leases"). Except as
                                                    ------
disclosed in Schedule 3.09(b), each Lease is the legal, valid and binding
             -------- ------
obligation of the Company, and of each other party thereto, enforceable against each such party thereto in accordance with its terms. With respect to the Leases, there exists no default by the Company nor any default or, to the knowledge of the Company, threatened default by any third party thereunder, that has affected or could reasonably be expected to affect the rights and privileges thereunder of the Company or result in any liability of the Company. Except as provided in Schedule 3.09(b), the consummation of the transactions contemplated
            -------- ------
by this Agreement will not result in any default, penalty or modification to any Lease.

     SECTION 3.10. Indebtedness. Except as set forth on Schedule 3.10 of the
                   -------------                        -------- ----
Company Disclosure Schedule or reflected in the Unaudited Balance Sheet, the Company has no Indebtedness outstanding at the date hereof. The Company is not in default with respect to any outstanding Indebtedness or any instrument relating thereto, nor is there any event that, with the passage of time or giving of notice, or both, would result in a default, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of the business of the Company. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Company have been furnished to Parent.

     SECTION 3.11. Absence of Undisclosed Liabilities. Except to the extent (i)
                   ------- -- ----------- ------------
reflected or reserved against in the Unaudited Balance Sheet, (ii) incurred in the ordinary course of business after the date of the Unaudited Balance Sheet,
(iii) incurred as fees and expenses in connection with the transactions contemplated by this Agreement, and (iv) described on Schedule 3.11(a) of the
                                                      -------- -------
Company Disclosure Schedule, the Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due, including, without limitation, any liabilities for taxes due or to become due, other governmental charges, duties, penalties, interest, fines, vacation pay, uninsured workmen's compensation claims, employee compensation, professional fees, commissions, benefits or bonuses or pension plan obligations or liabilities for insurance premiums. All liabilities of the Company for fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, and the amounts thereof, are listed on
Schedule 3.11(b) of the Company Disclosure Schedule.
-------- ------

     SECTION 3.12. Taxes; Net Operating Losses.
                   -----  --- --------- -------

     (a) For purposes of this Agreement, "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. For purposes of this Agreement, a "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Except as disclosed on Schedule 3.12 of the Company Disclosure
                                     -------- ----
Schedule, the Company has filed any and all Tax Returns that it was required to file, each such Tax Return was prepared in substantial compliance with all applicable laws and regulations and each such Tax Return was true, correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid or reserved against in the Unaudited Balance Sheet. Except as disclosed on Schedule 3.12 of the Company Disclosure Schedule,
                              -------- ----
the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for current Taxes not yet due and payable.

          (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) There is no dispute or claim concerning any tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Company has knowledge based upon contact with any agent of such authority. Schedule 3.12 of the Company Disclosure Schedule lists all federal,
           -------- ----
state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since January 1, 1999.

          (e) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) The Company has not filed a consent under Code ss. 341(f) concerning collapsible corporations. The Company has not made any payment, and is not party to any agreement that would require it to make a payment, that would not be deductible as a result of the application of Section 162(m) or 280G of the Code. The Company is not, and has not been at any time within the last five years, a U.S. real property holding corporation within the meaning of Code ss. 897. The Company has not been a member of an affiliated group filing a consolidated federal income tax return, and does not have any liability for Taxes of another person under Treasury Regulations ss. 1.1502-6, any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

          (g) The net operating loss available for carryover by the Company for federal income tax purposes to its tax year beginning January 1, 2001 is $12,170,000. Except as set forth in the Audited Balance Sheet, the Company is aware of no restriction on the use of such net operating loss other than any restriction that may result from the Merger.

     SECTION 3.13. Litigation, etc. Except as set forth on Schedule 3.13 of the
                   ----------  ---                         -------- ----
Company Disclosure Schedule, no action, suit, proceeding or investigation (whether conducted by any judicial or regulatory body or other person) is pending or threatened against the Company (nor to the knowledge of the Company is there any basis therefor). Except as set forth on Schedule 3.13 of the
                                                     -------- ----
Company Disclosure Schedule, each of the claims, actions, suits, proceedings and investigations listed on Schedule 3.13 of the Company Disclosure Schedule has
                         -------- ----
been reported to the proper insurance carrier in accordance with the applicable insurance policy and as necessary to insure coverage thereof and has been accepted for coverage by the applicable insurer.

     SECTION 3.14. Safety, Zoning and Environmental Matters. Neither that
                   ------- ------ --- ------------- -------
portion of the facilities, offices or properties leased by the Company nor the activities carried on therein by the Company are in violation of any zoning, health or safety law or regulation. Neither the Company nor, to the knowledge of the Company, any operator of its past or present properties is or has been in violation, or alleged violation, of, or has any liability or threatened liability under, any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under any federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental
                                                                   -------------
Laws").
---

     SECTION 3.15. Contracts. Except for the contracts, agreements and other
                   ----------
arrangements listed on Schedule 3.15 of the Company Disclosure Schedule and
                       -------- ----
contracts, agreements or other arrangements that have been fully performed and with respect to which the Company has no further obligations or liabilities, the Company is not a party to or otherwise bound by any:

          (a) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money;

          (b) guarantee of any obligation or any letter of credit, bond or other indemnity (excluding endorsements of instruments for collection in the ordinary course of the operation of its business);

          (c) offset, countertrade, distributor, sales representative or sales agency (including any foreign agents or representatives) agreement;

          (d) agreement for the sale or lease of any of its assets, excluding sales of its products in the ordinary course of its business, or entered into other than in the ordinary course of the operation of its business;

          (e) agreement requiring the payment by the Company for the purchase or lease of any real estate, machinery, equipment or other capital assets;

          (f) contract, agreement, legal commitment or proposal for the sale of products or the performance of services;

          (g) capital lease or real property lease or sublease;

          (h) contract or agreement requiring the Company to purchase all or substantially all of its requirements for a particular product from a supplier;

          (i) license, development or other agreement relating to any of the patents, trademarks, trade names or copyrights referred to on Schedule 3.18 of
                                                              -------- ----
the Company Disclosure Schedule or agreement relating to technology, know-how or processes that the Company has licensed from or to any other Person or authorized for use by any other Person or been authorized by any other Person for use by the Company;

          (j) contract or agreement pursuant to which the Company has agreed to indemnify or hold harmless any other Person;

          (k) contract, agreement, legal commitment or proposal for the purchase of inventories, equipment, raw materials, supplies, services or that imposes any non-competition or exclusive dealing obligations on the Company;

          (l) (i) employment agreement, (ii) consulting agreement, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not (a) optional, or (b) in the event of the sale or other change in control of the Company);

          (m) contract or other agreement with any current or former officer, director, employee or consultant of the Company or any present or former stockholder of the Company or with any partnership, corporation, joint venture or any other entity in which any such Person has an interest;

          (n) consulting, research or co-development agreements relating to any product or Intellectual Property; or

          (o) any other agreement, arrangement, commitment or contract (whether written or oral) that is material to the financial condition, operations, results of operations or business of the Company.

     The Company has delivered or has caused to be delivered to Parent correct and complete copies of each contract, agreement or other arrangement listed on
Schedule 3.15 of the Company Disclosure Schedule, as amended to date, and true
-------- ----
and complete summaries of all intracompany and intercompany billing practices and procedures of the Company. Each such contract, agreement or other arrangement is a valid, binding and enforceable obligation of the Company and, to the Company's knowledge, the other party or parties thereto, and is in full force and effect. Except as set forth on Schedule 3.15 of the Company Disclosure
                                         -------- ----
Schedule, neither the Company nor, to the Company's knowledge, the other party or parties thereto, is in breach or non-compliance of any term of any such contract, agreement or other arrangement.

Except as set forth on Schedule 3.15 of the Company Disclosure Schedule, the
                       -------- ----
Company has not received notice of any default notice or threat thereof with respect to any such contract, agreement or other arrangement and the Company does not have a reasonable basis for suspecting that such action will be forthcoming. Subject to obtaining any necessary consents by the other party or parties to any such contract, agreement or other arrangement (the requirement of any such consent being reflected on Schedule 3.15 of the Company Disclosure
                                    -------- ----
Schedule), no contract, agreement or other arrangement listed on Schedule 3.15
                                                                 -------- ----
includes or incorporates any provision the effect of which may be to enlarge or accelerate any obligations of the Company or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     SECTION 3.16. Employee Benefit Plans. Except as described on Schedule 3.16
                   -------- ------- ------                        -------- ----
of the Company Disclosure Schedule, the Company does not contribute to, or participate in, or has since its incorporation maintained, contributed to, or participated in, any pension, profit-sharing, deferred compensation, bonus, stock appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company.

     SECTION 3.17. Potential Conflicts of Interest. Except as disclosed on
                   --------- --------- -- --------
Schedule 3.17 of the Company Disclosure Schedule, to the knowledge of the
-------- ----
Company, no Stockholder, officer or director of the Company (a) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person that is a competitor, lessor, lessee, customer or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

     SECTION 3.18. Trademarks, Patents, etc.
                    ----------  -------  ---

          (a) Schedule 3.18(a) of the Company Disclosure Schedule sets forth a
              -------- -------
complete and accurate list of (i) all patents, trademarks, trade names and copyrights registered in the name of, owned by, or licensed to the Company or used by the Company in connection with its business, all applications therefor, and all licenses and other agreements relating thereto, and (ii) all agreements relating to Intellectual Property that the Company has licensed to, or authorized for use by, others or that has been licensed to or authorized for use by the Company (the "Third Party IP Licenses").
                     ----- ----- -- --------

          (b) Except to the extent set forth on Schedule 3.18(b) of the Company
                                                -------- ------
Disclosure Schedule, the Company is the sole and exclusive licensee or owner of the entire legal and beneficial right, title and interest in and to the Intellectual Property listed on Schedule 3.18(a) of the Company Disclosure
                                -------- ------
Schedule, free and clear of any lien, charge, security interest or other encumbrance, and has the sole and exclusive right to use all Intellectual Property used or necessary for the ordinary course of business as presently conducted and the consummation of the transactions contemplated hereby will not alter or impair any such right. Each of the Third Party IP Licenses described on
Schedule 3.18(a) of the Company Disclosure Schedule is a valid, binding and
-------- ------
enforceable obligation of the Company and, to the Company's knowledge, the other party or parties thereto, and is in full force and effect, and, subject to the Company obtaining the consents referred to on Schedule 3.26 of the Company
                                              -------- ----
Disclosure Schedule hereto prior to the Closing Date, any successors and assigns of the Company and each other party thereto, including any successors to the business of such entity through merger, sale of all or substantially all of the stock, assets or other interest in or of such party.

          (c) Except as disclosed on Schedule 3.18(c) of the Company Disclosure Schedule, neither the Company nor, to the Company's knowledge, the other party or parties thereto, is in breach of any license, sublicense or other agreement, including the Third Party IP Licenses, relating to Intellectual Property. The Company has complied with all of its obligations of confidentiality in respect of the Intellectual Property of others and has no knowledge of any violation of such obligations of confidentiality as are owed to the Company.

          (d) Except as disclosed on Schedule 3.18(d) of the Company Disclosure
                                     -------- ------
Schedule, the Company has received no notice, either written or verbal, that the use of the Intellectual Property owned by or licensed to the Company in the manner currently used by the Company infringes or will infringe a third party's patent, trademark or other Intellectual Property rights. Except as disclosed on
Schedule 3.18(d) of the Company Disclosure Schedule, the Company has received no
-------- ------
indication or notice that any of the Intellectual Property owned by or licensed to the Company is or will be the subject of an interference proceeding, opposition proceeding, reissue or reexamination proceeding, nullity action or other legal proceeding affecting such Intellectual Property rights in any court or regulatory or governmental office or tribunal and the Company has not made any dedication of any such Intellectual Property rights to the public. The Company has not sent any notices or made any threats, either written or verbal, regarding any Intellectual Property owned by or licensed to the Company or contemplated to be used by the Company in the conduct of its business. Except as disclosed on Schedule 3.18(d) of the Company Disclosure Schedule, the Company
             -------- ------
has not commenced any interference proceedings, opposition proceedings, nullity actions or other legal proceedings with respect to the Intellectual Property rights of any third party. Except as disclosed on Schedule 3.18(d) of the
                                                  -------- ------
Company Disclosure Schedule, no claims have been asserted and, to the knowledge of the Company, no unasserted claims are pending, by any Person regarding the use of any Intellectual Property owned or licensed to the Company, or challenging or questioning the validity or effectiveness of any license or agreement relating to such Intellectual Property, and to the knowledge of the Company there is no basis for such claim. Except as set forth on Schedule
                                                                 --------
3.18(d) of the Company Disclosure Schedule, the Company has not received notice
------
of any default notice or threat thereof with respect to any Third Party IP License, agreement or other arrangement relating to the Company's Intellectual Property and the Company has no reasonable basis for suspecting that such action will be forthcoming. To the Company's knowledge, each of the patents to which the Third Party IP Licenses described on Schedule 3.18(a) of the Company
                                         -------- ------
Disclosure Schedule relate (the "Patents"), are currently in compliance with
                                 -------
formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use). Except as disclosed on Schedule 3.18(d) of the
                                                      -------- ------
Company Disclosure Schedule, the Company has no knowledge of any facts that could cause the Patents to be invalid or unenforceable. Except as set forth on
Schedule 3.18(d) of the Company Disclosure Schedule and to the knowledge of the
-------- ------
Company, there is no potentially interfering patent or patent application of any third party; and, to the knowledge of the Company, no Patent is infringed or has been challenged or threatened in any way.

          (e) Except as set forth on Schedule 3.18(e) of the Company Disclosure
                                     -------- ------
Schedule, the Company's ability to use any of the Intellectual Property registered in the name of, owned by, or licensed to the Company set forth on any of the schedules referred to in this Section 3.18 will not be adversely affected by the consummation of the transactions contemplated hereby.

          (f) The Company has no knowledge of any reason that, following the consummation of the transactions contemplated hereby, Parent will not have the ability to use any of the Intellectual Property registered in the name of, owned by, or licensed to the Company set forth on any of the schedules referred to in this Section 3.18 to develop and commercialize any of the Company's drug candidates for the indications for which the Company is currently developing such drug candidates.

     SECTION 3.19. Insurance. Schedule 3.19 of the Company Disclosure Schedule
                   ---------  ------------
lists all of the policies and other insurance owned or held by the Company. All such policies are in full force and effect, are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party, are valid, outstanding and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in such Schedule, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     SECTION 3.20. Bank Accounts; Signing Authority; Powers of Attorney. Except
                   ---- --------  ------- ---------  ------ -- --------
as set forth on Schedule 3.20 of the Company Disclosure Schedule, the Company
                -------- ----
does not have any account or safe deposit box in any bank and no Person is authorized, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage or other account of the Company or to act under any power of attorney granted by the Company at any time for any purpose. Schedule 3.20 of the Company Disclosure
                                         -------- ----
Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

     SECTION 3.21. Governmental Consent; Non-Contravention. Schedule 3.21 of the
                   ------------ ------- ------------------  -------- ----
Company Disclosure Schedule sets forth all approvals, licenses, permits or other authorizations issued by any governmental agency to the Company related to its properties or businesses. No consent, approval or authorization of or registration, designation, declaration or filing with any Governmental Authority, federal or other, on the part of the Company is required in connection with the Merger or the consummation of any other transactions contemplated hereby. The Company has not sold any products prior to the date hereof.

     SECTION 3.22. Minute Books. The minute books of the Company made available
                   ------ -----
to Parent for inspection accurately record therein all corporate actions taken by the Board of Director, and any committees thereof, and stockholders of the Company.

     SECTION 3.23. Brokers. No finder, broker, agent, investment banker or other
                   -------
intermediary has acted for or on behalf of the Company in connection with the negotiation or consummation of the transactions contemplated hereby.

     SECTION 3.24. Compliance with Other Instruments, Laws, Etc.
                   ---------- ---- ----- -----------  ----  ---

          (a) The Company has complied with, and is in compliance with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (ii) all unwaived terms and provisions of all contracts, agreements and indentures to which the Company is a party, or by which the Company or any of its properties is subject, and (iii) its Certificate of Incorporation and By-Laws, each as amended to date except, in the cases of clauses (i) and (ii) above, as could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company. Except as set forth on Schedule 3.24(a) of the Company Disclosure Schedule, the
                       -------- ------
Company has not committed, been charged with, or been under investigation with respect to, nor does the Company have any knowledge of, any violation by the Company of any provision of any federal, state or local law or administrative regulation.

          (b) Schedule 3.24(b) of the Company Disclosure Schedule lists each of
              -------- -------
the following documents (and all amendments, supplements and responses thereto), true and correct copies of which have previously been furnished to Parent: each inspection report, questionnaire, inquiry, demand or request for information received by the Company from, and each statement, report or other document filed by the Company with, any federal, state or local government body or administrative agency (except for routine and immaterial matters), and equal employment opportunity, health and environmental agencies.

          (c) The Company has and maintains and Schedule 3.24(c) of the Company
                                                -------- -------
Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits and other authorizations from all such governmental authorities, including without limitation all FDA permits or other preliminary approvals, as are required for the conduct of its business or in connection with the ownership or use of its properties. Except as expressly designated in
Schedule 3.24(c) of the Company Disclosure Schedule, all of the permits,
-------- -------
licenses and other authorizations listed therein are in full force and effect, and the Company is not in breach or non-compliance, nor, to the knowledge of the Company, is considered by the issuer thereof to be in breach or non-compliance with any term or condition thereof. True and complete copies of each of such permits, licenses and authorizations have previously been delivered to Parent. None of such permits, licenses and other authorizations will terminate, be revoked (or become revocable) or otherwise be adversely affected as a result of the consummation of the transactions contemplated by this Agreement.

     SECTION 3.25. Assignment of Trade Secrets. Each person presently or
                   ---------- -- ----- -------
previously employed by the Company (including independent contractors, if any) with access authorized by the Company to confidential information relating to the Company's Intellectual Property has executed a confidentiality and non-disclosure agreement pursuant to an agreement substantially in the form of agreement previously provided to Parent, or is otherwise legally bound to preserve the confidentiality of such information, and such confidentiality and non-disclosure agreements constitute valid and binding obligations of the Company and, to the Company's knowledge, of such person, enforceable in accordance with their respective terms. Except as set forth on Schedule 3.25 of the Company Disclosure
                                         -------- ----
Schedule, all of the Intellectual Property owned by the Company was developed and created solely and exclusively by employees of the Company (and all rights in and to all Company Intellectual Properties are owned by the Company) without the assistance of any third party or entity or was created by or with the assistance of third parties who assigned ownership of their rights (including all intellectual property rights) in such Intellectual Property to the Company by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Parent. Schedule
                                                                      --------
3.25 of the Company Disclosure Schedule sets forth those agreements to which the
----
officers, employees or consultants of the Company are a party concerning, the Patents of the Company. Any inventions or trade secrets, or any interest therein, developed or made by such officer, employee or consultant under such agreements with respect to the Patents have been assigned to the Company. No such agreement requires such officer, employee or consultant to keep confidential from the Company any trade secrets with respect to the Patents.

     SECTION 3.26. Consents. Except as set forth on Schedule 3.26 of the Company
                   --------                         -------- ----
Disclosure Schedule, no permit, approval, authorization or consent of any Person is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation of the transactions contemplated hereby.

     SECTION 3.27. Takeover Statutes. The Company has taken or will have taken
                   -------- --------
prior to the Closing all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover laws and regulations of any state.

     SECTION 3.28. Disclosure to Stockholders. The information supplied by the
                   ---------- -- ------------
Company for inclusion in the solicitation of consent and information statement with respect to any stockholders' meeting for approval of this Agreement and the transactions contemplated hereby, or in connection with any written consent of stockholders of the Company, which shall include information regarding Parent in connection with the issuance of its securities in the Merger, to be sent to the Stockholders of the Company (such solicitation of consent and information statement, as amended or supplemented is referred to herein as the "Information
                                                                    -----------
Statement") shall not, on the date the Information Statement is first mailed to
--------
the Stockholders contain any statement that is false or misleading with respect to any material fact regarding the Company or its business, or omit to state any material fact regarding the Company or its business necessary in order to make the statements regarding the Company or its business made therein, in light of the circumstances under which they are made, not false or misleading. Whenever any event occurs that should be set forth in an amendment or supplement to the

Information Statement, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Subcorp that is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by the Company.

     SECTION 3.29. Employee Matters. The Company is in compliance with all
                   -------- -------
currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except for any noncompliance that would not have individually, or in the aggregate, a material adverse effect on the Company. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. The Company does not have any obligations under COBRA or any similar state law with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of their respective employees or former employees. The Company is not a party to any collective bargaining agreement or other labor unions contract nor does the Company know of any activities or proceedings of any labor union or other group to organize any such employees. The Company has not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act"), and no fact or
                                                    ---- ---
event exists that could give rise to liability under the WARN Act. Section 3.29
                                                                   ------- ----
of the Company Disclosure Schedule contains a list of all employees, if any, who are currently on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and whether reemployment of such employee is guaranteed by contract or statute, and a list of all employees, if any, who have requested a leave of absence to commence at any time after the date of this Agreement, the reason therefor, the expected length of such leave, and whether reemployment of such employee is guaranteed by contract or statute.

     SECTION 3.30. Vote Required. The consent of (i) the holders of a majority
                   ---- --------
of the outstanding shares of Common Stock and Preferred Stock issued and outstanding, voting together as a single class, and (ii) the holders of more than sixty percent (60%) of the shares of Series C Stock, are the only consents of the holders of any of Common Stock and Preferred Stock necessary to approve this Agreement and the transactions contemplated hereby.

     SECTION 3.31. Board Approval. The Board of Directors of the Company has
                   ----- --------
unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders, and (iii) recommended that the stockholders of the Company approve this Agreement and the Merger.

     SECTION 3.32. Accounts Payable. As of the date hereof and at the Effective
                   -------- -------
Time, the accounts payable recorded in the records and books of account of the Company are set forth on Schedule 3.32 of the Company Disclosure Schedule. All
                         -------- ----
accounts payable recorded in the
records and books of account of the Company represent and will represent all of the payables that have arisen from bona fide transactions in the ordinary course of the Company's business. Said payables, have been recorded in the records and books of account of the Company in accordance with generally accepted accounting principles, consistent with past practice.

     SECTION 3.33. Merger Shares Allocation. As of the date hereof, Schedule
                   ------ ------ ----------                         --------
2.01(b) of the Company Disclosure Schedule sets forth the allocation of the
------
Merger Shares among holders of Company Stock as if the Effective Time had occurred on the date of this Agreement. As of the Effective Time, Schedule
                                                                  --------
2.01(b) of the Company Disclosure Schedule shall set forth the allocation of the
------
Merger Shares among holders of Company Stock at the Effective Time.

     SECTION 3.34. Representations Complete. None of the representations or
                   --------------- --------
warranties made by the Company herein or in any schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCORP

     Parent and Subcorp hereby, jointly and severally, represent and warrant to the Company that:

     SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Parent
                   ------------ --- -------------- ------------
and Subcorp is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Subcorp is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means
------ -------  ------- ------
any change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole, or otherwise affect the ability of Parent and Subcorp to consummate the transactions contemplated hereby.

     SECTION 4.02. Authority Relative to this Agreement. Each of Parent and
                   --------- -------- -- ---- ---------
Subcorp has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Subcorp and the consummation by Parent and Subcorp of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Subcorp are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Subcorp and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Subcorp enforceable against each of Parent and Subcorp in accordance with its terms.

     SECTION 4.03. No Conflict; Required Filings and Consents.
                   -- --------  -------- ------- --- --------

          (a) The execution and delivery of this Agreement by Parent and Subcorp do not, and the performance of this Agreement by Parent and Subcorp will not,
(i) conflict with or violate the Certificate of Incorporation or By-Laws, each as amended to date, of Parent or Subcorp, (ii) conflict with or violate any judgment, decree, order, statute, rule or regulation binding on or applicable to Parent or Subcorp or its properties, except for such conflicts or violations that would not, individually or in the aggregate, have a Parent Material Adverse Effect, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Subcorp pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Subcorp is a party or by which Parent or Subcorp or any property or asset of either of them is bound or affected, except for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Subcorp do not, and the performance of this Agreement by Parent and Subcorp will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, state
                                       -------- ---
blue sky laws and state takeover laws (each of which consents, approvals or filings shall have been obtained or made prior to the Effective Time to the extent required to have been obtained or made by such time), filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NASDAQ Stock Market ("Nasdaq") and where failure to obtain such
                                   ------
consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.04. SEC Filings; Financial Statements. Parent has filed all
                   --- -------- --------- ----------
forms, reports and documents required to be filed by it with the SEC since January 1, 2001 (collectively, as the "Parent SEC Reports"). The Parent SEC
                                       ------ --- -------
Reports (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under that they were made, not misleading.

     SECTION 4.05. Litigation. Except as stated in the Parent SEC Reports, no
                   ----------
action, suit, proceeding or, to the knowledge of Parent, investigation (whether conducted by any judicial or regulatory body or other person) is pending or, to the knowledge of Parent, threatened against Parent that questions the validity or this Agreement or any action taken or to be taken pursuant hereto or that will have a Parent Material Adverse Effect.

     SECTION 4.06. Compliance with Other Instruments, Laws, etc. Parent has
                   ---------- ---- ----- ------------ ----- ----
complied with, and is in compliance with, (i) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (ii) all unwaived terms and provisions of all contracts, agreements and indentures to which Parent is a party or by which Parent or any of its properties is subject, and (iii) its Certificate of Incorporation and By-laws, each as amended to date, other than in each case where the failure to so comply would not reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, Parent has not committed, been charged with, or been under investigation with respect to, any violation by Parent of any provision of any federal, state or local law or administrative regulation, other than such violations that would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.07. Absence of Certain Changes or Events. Except as otherwise set
                   ------- -- ------- ------- -- -------
forth in the Parent SEC Reports filed prior to the date hereof, since September 30, 2001, there has not been any Parent Material Adverse Effect.

     SECTION 4.08. Takeover Statutes. Parent has taken or will have taken prior
                   -------- ---------
to the Closing all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover laws and regulations of any state.

     SECTION 4.09. Brokers. No finder, broker, agent, investment banker or other
                   -------
intermediary has acted for or on behalf ofParent in connection with the negotiation or consummation of the transactions contemplated hereby.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Merger. The
                   ------- -- -------- -- --- ------- ------- --- ------
Company covenants and agrees that, between the date of this Agreement and the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or as set forth on Schedule 5.01 of the
                                                            -------- ----
Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Company's Certificate of Incorporation or By-laws;

          (b) except for the issuance of shares of Company Stock in connection with the exercise of Company Options and Company Warrants outstanding as of the date of this Agreement or upon the conversion of Convertible Securities outstanding as of the date of this Agreement, issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of Common Stock or Preferred Stock, (ii) any Company Options, Convertible Securities or Company Warrants, or (iii) any other rights of any kind to acquire any other ownership interest of the Company (including, without limitation, any phantom interest);

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities, other than the Second Bridge Loan, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances; (iii) enter into, amend or terminate any contract or agreement material to the business, results of operations or financial condition of the Company; (iv) authorize any capital expenditure; or
(v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

          (f) increase the compensation payable or to become payable to its officers, consultants or employees, or grant, pay or agree to pay any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer, consultant or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee;

          (g) take any action with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

          (h) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice and without violation of any of the Company's obligations pursuant to this Article V, of liabilities reflected or reserved against in the Unaudited Balance Sheet (and as set forth on Schedules 3.11(a) and 3.32 of the Company Disclosure Schedule), or subsequently incurred in the ordinary course of business and consistent with past practice;

          (i) increase its payables and/or liabilities (other than payment of normal, base salaries, wages, benefits and other operating expenses necessary to operate the business of the Company in the ordinary course of business and consistent with past practice) over current levels;

          (j) commence a lawsuit other than in such cases where the Company in good faith determines that the failure to commence a suit would result in the material impairment of a valuable asset or a valuable aspect of its business, provided that the Company consults with Parent prior to filing such suit;

          (k) enter into, amend or terminate any real property leases or personal property leases; or

          (l) sell, lease, license or otherwise dispose of or encumber any of the Company's properties or assets, except for sales of assets (other than capital assets or intellectual property of the Company) in the ordinary course of business, consistent with past practices, that are not material, individually or in the aggregate, to the Company or its business.

          (m) purchase, lease, license or otherwise acquire any properties or assets, except for purchases of assets (other than capital assets or intellectual property) in the ordinary course of business, consistent with past practices, that are not material, individually or in the aggregate, to the Company or its business and that do not involve an expenditure of more than $5,000 individually or $25,000 in the aggregate.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

          SECTION 6.01. Notices; Consents; Filings. The Company shall use
                        -------- --------- --------
reasonable best efforts to obtain any third party consent necessary for the consummation of the transactions contemplated hereby, including, but not limited to, the consents listed on Schedule 3.26 of the Company Disclosure Schedule.
                           -------- ----

     SECTION 6.02. Access to Information; Confidentiality.
                   ------ -- -----------  ---------------

          (a) From the date hereof to the earlier of the termination of this Agreement and the Effective Time, upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use commercially reasonable efforts to be released), the Company will provide to Parent and Subcorp (and their respective representatives) reasonable access during regular business hours and at mutually agreeable locations, to all information and documents that Parent or Subcorp may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company. Parent and Subcorp shall keep such information confidential in accordance with the terms of the Reciprocal Confidential Disclosure Agreement, dated December 13, 2001, between Parent and the Company (the "Confidentiality Agreement").
      --------------- ---------

          (b) No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 6.03. Exclusivity. From the date of this Agreement through the
                   -----------
earlier of the termination of this Agreement or the Closing Date, the Company shall not, nor shall the Company authorize or permit any of its officers, directors, employees, affiliates, investment bankers, advisors, representatives or agents, directly or indirectly, to (a) solicit, initiate or encourage the submission of any Proposal (as defined below) or (b) participate in any discussions or negotiations regarding, or furnish to any person or entity any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Proposal. For purposes of this letter, the term "Proposal" means any proposal with respect to (i) a merger, consolidation, share
 --------
exchange, strategic alliance, business combination or other similar transaction (including, but not limited to, any transaction in which a third party could become the direct or indirect beneficial owner of any capital stock of the Company) involving the Company or any subsidiary of the Company, or any purchase of all or any significant portion of the assets of the Company or any subsidiary of the Company or (ii) any financing of the Company. The Company shall promptly advise Parent orally and in writing of (A) the receipt by it (or, to the extent known by the Company, by any of the persons or entities referred to above) after the date hereof of any Proposal, or any inquiry that could reasonably be expected to lead to a Proposal (but the Company shall not be required to disclose the identity of the person making any such Proposal or inquiry) and (B) the material terms and conditions of any such Proposal or inquiry. If the Company breaches the provisions of this Section 6.03, then immediately upon the occurrence of such breach, (i) the Company shall reimburse Parent for all fees and expenses incurred in connection with the negotiation and preparation of the definitive agreement, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by Parent, (ii) the Company shall pay Parent a termination fee of $100,000 in cash, and (iii) all amounts theretofore loaned by Parent to the Company shall become immediately due and payable upon written demand therefor by Parent, including, but not limited to all amounts loaned under the Bridge Note or the Second Bridge Loan, if any. The remedies for the Company's breach of this
Section 6.03 as set forth herein,
shall be in addition to any other remedy at law or in equity available to Parent and Subcorp in connection with any such breach.

     SECTION 6.04. Public Announcements. Parent and the Company shall consult
                   ------ --------------
with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and related transactions and shall not issue any such press release or make any such public statement prior to such consultation and the delivery of the written consent to such public statement by each of Parent and the Company, except as may be required by Law or the National Association of Securities Dealers, Inc.

     SECTION 6.05. Bridge Financing. In the event that the Closing has not
                   ------ ----------
occurred on or before March 1, 2002, then Parent agrees to make a loan to the Company of up to $500,000 (the "Second Bridge Loan"), of which $100,000 shall
                                ------ ------ ----
have been advanced prior to the date of this Agreement and the balance shall be advanced from time to time following March 1, 2002, as the Company shall reasonably request, until this Agreement terminates for any reason. In addition, if Parent terminates this Agreement for any reason, then, on the date of such termination and upon the Company's request, Parent agrees to make the Second Bridge Loan. The Second Bridge Loan shall be made on the same terms as the loan made pursuant to the Bridge Note.

     SECTION 6.06. Registration Rights.
                   ------------ ------

          (a) Registration of Shares. Subject to the provisions of Section
              ------------ -- -------
6.06(d), Parent shall use its best efforts to file with the SEC, on or before the date that is six (6) months following the Closing Date (the "Filing Date"),
                                                                 ------ ----
a registration statement on Form S-3 or any successor form thereto, or on Form S-1 if Parent does not qualify for Form S-3 or any successor form thereto (the "Stockholder Registration Statement"), covering the resale to the public by the
 ----------- ------------ --------
Management Payees, the Note Payees and any other Stockholders (collectively, the "Registering Stockholders") who hold or may hold shares of Parent Common Stock
 ----------- ------------
issued in connection with the Merger or issued pursuant to the Payment Agreement (the "Registrable Shares"). Parent shall use its reasonable best efforts to
      ----------- ------
cause the Stockholder Registration Statement to be declared effective by the SEC within ninety (90) days after the Filing Date, and to remain effective until the second (2nd) anniversary of the Closing Date or such earlier time as all of the Registrable Shares covered by the Stockholder Registration Statement have been sold pursuant thereto (the "Effective Period"). Thereafter Parent shall be
                            --------- ------
entitled to withdraw the Stockholder Registration Statement and the Registering Stockholders shall have no further right to offer or sell any of the Registrable Shares pursuant to the Stockholder Registration Statement (or any prospectus relating thereto). The Registrable Shares subject to the Stockholder Registration Statement shall not be underwritten unless Parent shall otherwise consent in its sole discretion.

          (b) Limitations on Registration Rights. Notwithstanding anything in
              ----------- -- ------------ ------
this Section 6.06 to the contrary, if the Company shall furnish to the Registering Stockholders a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of Parent stating that Parent has made the good faith determination that (i) continued use by the Registering Stockholders of the Stockholder Registration Statement filed by Parent for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in Stockholder

Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning Parent, its business or prospects or any proposed material transaction involving Parent, (ii) such premature disclosure would be materially adverse to Parent, its business or prospects or any such proposed material transaction or would make the successful consummation by Parent of any such material transaction significantly less likely, and (iii) it is therefore advisable to suspend the use by the Registering Stockholders of such Stockholder Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Registering Stockholders to use such Stockholder Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than ninety (90)
                             ---------- ------
days in any twelve (12) month period after delivery by the Company of the certificate referred to above in this Section 6.06(b). During the Suspension Period, none of the Registering Stockholders shall offer or sell any Registrable Shares pursuant to or in reliance upon such Stockholder Registration Statement (or the prospectus relating thereto). Parent agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused Parent to suspend the use of the Registration Statement (and the prospectus relating thereto) pursuant to this Section 6.06(b), Parent will provide the Registering Stockholders with revised prospectuses, if required, and will notify the Registering Stockholders of their ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon such Stockholder Registration Statement.

     Parent agrees that no other holder of Parent Common Stock seeking to resell shares of Parent Common Stock pursuant to a shelf registration statement on Form S-3 will be permitted to sell shares of Parent Common Stock pursuant to such shelf registration statement during a Suspension Period. Parent shall not be required to disclose to the Registering Stockholders the reasons for requiring a suspension of sales hereunder, and the Registering Stockholders shall not disclose to any third party the existence of any such suspension.

          (c) Registration Procedures. In connection with the filing by Parent
              ------------ ----------
of the Stockholder Registration Statement, Parent shall furnish to each Registering Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act. Subject to Section 6.06(b), Parent shall prepare and file with the SEC such amendments and supplements to the Stockholder Registration Statement and the prospectus used in connection with such Stockholder Registration Statement as may be reasonably necessary to keep such Stockholder Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares pursuant to such Stockholder Registration Statement until the earlier of (i) such time as all such Registrable Shares have been disposed of, and (ii) the second (2nd) anniversary of the Closing Date. Parent shall furnish to each Registering Stockholder a copy of any amendment or supplement to such Stockholder Registration Statement or prospectus prior to filing the same with the SEC, and shall not file any such amendment or supplement to which any such requesting Registering Stockholder shall reasonably have objected to in writing prior to the filing thereof on the grounds that such amendment or supplement contains a material inaccuracy with respect to the description of such Registering Stockholder.

     If Parent has delivered preliminary or final prospectuses to the Registering Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act as described in the immediately preceding paragraph, Parent shall promptly notify the Registering Stockholders and, if requested by Parent, the Registering Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to Parent. Parent shall promptly provide the Registering Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Registering Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

     Parent shall furnish to each requesting Registering Stockholder such number of conformed copies of the Stockholder Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such Stockholder Registration Statement (including each preliminary prospectus) and such number of documents, if any, incorporated by reference in such Stockholder Registration Statement or prospectus, as such requesting Registering Stockholder may reasonably request.

     Parent shall use its reasonable best efforts to register or qualify the Registrable Shares covered by the Stockholder Registration Statement under the securities or "blue sky" laws of such states as the Registering Stockholders shall reasonably request; provided, however, that Parent shall not be required
                          --------- --------
to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     Parent shall pay the expenses incurred by it in complying with its obligations under this Section 6.06, including all registration and filing fees, exchange listing fees and fees and expenses of Parent's counsel and accountants, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Registering Stockholders in connection with sales under the Stockholder Registration Statement, and (ii) the fees and expenses of any counsel retained by Registering Stockholders.

          (d) Requirements of Company Stockholders. Parent shall not be required
              ------------ -- ------- -------------
to include any Registrable Shares in the Stockholder Registration Statement unless the Registering Stockholder owning such shares furnishes to Parent an executed stockholder questionnaire, in the form attached hereto as Exhibit
                                                                   -------
6.06(d) (a "Stockholder Questionnaire"), for purposes of, among other things,
------      ----------  -------------
(i) confirming the availability of an exemption from registration under the Securities Act for the issuance by Parent of shares of Parent Common Stock in the Merger and pursuant to the Payment Agreement, (ii) agreeing to the indemnification provisions and registration rights provisions hereunder, and
(iii) providing certain "selling stockholder" information to Parent for use in preparing the Stockholder Registration Statement.

          (e) Indemnification. In the event that any Registrable Shares of the
              ----------------
Registering Stockholders are included in a registration statement pursuant to this Agreement:

          (i) To the fullest extent permitted by law, Parent will indemnify and hold harmless each Registering Stockholder, any underwriter (as defined in the Securities Act), and each officer, director, fiduciary, employee, member, general partner and limited partner (and affiliates thereof) of such Registering Stockholder or such underwriter, each broker or other person acting on behalf of such Registering Stockholder and each person, if any, who controls such Registering Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or state securities or blue sky laws applicable to Parent and leading to action or inaction required of Parent in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and will reimburse on demand such Registering Stockholder, such underwriter, such broker or other person acting on behalf of such Registering Stockholder or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of this Section 6.06(e); provided, however, that (x) the indemnity agreement
                      --------  -------
contained in this Section 6.06(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld or delayed), nor shall Parent be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Registering Stockholders, any underwriter for them or controlling person with respect to them, and (y) the foregoing indemnity shall not inure to the benefit of any Registering Stockholder, underwriter, broker or other person acting on behalf of such Registering Stockholder or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person from whom the Person asserting any loss, claim, damage, liability or action purchased Registrable Shares during a Suspension Period or if copies of a revised prospectus were timely delivered to such Registering Stockholder pursuant to Section 6.06(b) and a copy of revised prospectus was not sent or given by or on behalf of such Registering Stockholder to such Person, if required by law to have been delivered, and such revised prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

               (ii) To the fullest extent permitted by law, each Registering Stockholder will indemnify and hold harmless Parent, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter for Parent (within the meaning of the Securities Act), and all other Registering Stockholders against any losses, claims, damages or liabilities to which Parent or any such director, officer, controlling person, underwriter or other Registering Stockholders may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Registering Stockholder expressly for use in connection with such registration; and such Registering Stockholder will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Registering Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of Section 6.06(e); provided, however, that the maximum amount of liability of each Registering
--------  -------
Stockholder hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Registering Stockholder from the sale of Registrable Shares covered by such registration statement, and provided further that the indemnity agreement contained in this
Section 6.06(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those Registering Stockholder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

     Promptly after receipt by an indemnified party under this Section 6.06(e) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 6.06(e), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however,
                                                           --------  -------
that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6.06(e), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 6.06(e). Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.06(e), but the omission so to notify the indemnifying party will not relieve him of any liability that the indemnifying party may have to any indemnified party otherwise other than under this Section 6.06.

     In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Registering Stockholder exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6.06 but it is judicially determined that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.06 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any such Registering Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 6.06, then, in each such case, the Company and such Registering Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Stockholder Registration Statement bears to the public offering price of all securities offered by such Stockholder Registration Statement, and the Company is responsible for the remaining portion; provided, however, that,
                                                      --------  -------
in any such case, (i) no such holder will be required to contribute any amount in excess of the net proceeds to it of all Registrable Shares sold by it pursuant to such Stockholder Registration Statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     Notwithstanding anything in this Section 6.06 to the contrary, if, in connection with an underwritten public offering, Parent, the Registering Stockholders and the underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions covering indemnification among the parties, then the indemnification provision of this
Section 6.06(e) shall be deemed inoperative for purposes of such offering.

          (f) Rule 144. Parent shall use its reasonable best efforts to comply
              --------
with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), regarding the availability of current public information to the extent required to enable each Registering Stockholder to sell Registrable Shares without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the written request of a Registering Stockholder, Parent will deliver to such Registering Stockholder a written statement as to whether it has complied with such requirements and, upon a Registering Stockholder's compliance with the applicable provisions of Rule 144, will take such action as may reasonably be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Shares properly requested by such Registering Stockholder, in accordance with the terms and conditions of Rule 144.

          (g) Transferees. The Stockholder Registration Statement and the
              -----------
prospectus that is a part thereof shall provide appropriate disclosure indicating that the term "selling stockholders" as used therein shall include donees, transferees, pledgees and other successors in interest of the Registering Stockholders. Parent hereby covenants to file any amendment to the Stockholder Registration Statement, or supplement the prospectus that is a part thereof, to enable any Registering Stockholder's donees, transferees, pledgees or other successors in interest to sell any Registrable Shares pursuant to the Stockholder Registration Statement. All rights of any Registering Stockholder under this Section 6.06(g) shall run to the benefit of any donees, transferees, pledgees or other successors in interest of such Registering Stockholder.

          (h) Lock-Up. Each Registering Stockholder agrees that, during the
              -------
period beginning on the Closing Date and continuing to and including the first
(1st) anniversary of the Closing Date, such Registering Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Parent Common Stock acquired pursuant to the provisions of Section 2.01 of this Agreement or pursuant to the provisions of the Payment Agreement, owned directly by such Registering Stockholder (including holding as a custodian) or with respect to which such Registering Stockholder has beneficial ownership within the rules and regulations of the SEC (collectively, the "Locked-Up Shares"). The foregoing
                                           ----------------
restrictions (the "Transfer Restrictions") are expressly agreed to preclude each
                   ---------------------
Registering Stockholder from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any of the Locked-Up Shares even if the Locked-Up Shares would be disposed of by someone other than such Registering Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Locked-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from any of the Locked-Up Shares.

     Notwithstanding the foregoing, a Registering Stockholder may transfer the Locked-Up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust or other estate planning vehicle for the direct or indirect benefit of such Registering Stockholder or the immediate family of such Registering Stockholder, provided that the trustee, managing partner, managing member or
             --------
other individual or entity with investment discretion over the Parent Common Stock held by such estate planning vehicle agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall
                                   -------- -------
not involve a disposition for value, (iii) if such Registering Stockholder is a partnership, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, provided that the partner or retired partner, or any
                            --------
estate, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to any affiliate of such Registering Stockholder, provided that the affiliate
                                                  --------
agrees to be bound by the restrictions set forth herein, and provided further
                                                             -------- -------
that any such transfer shall not involve a disposition for value, and (v) with the prior written consent of Parent. For purposes of this Section 6.06(h), "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Each Registering Stockholder now has, and, except as contemplated by clauses (i) through (v) above and the immediately preceding paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to his, her or its shares, free and clear of all liens, encumbrances, and claims whatsoever, other than liens or other encumbrances in favor of Parent. Each Registering Stockholder also agrees and consents to the entry of stop transfer instructions with Parent's transfer agent and registrar against the transfer of such Registering Stockholder's Registrable

Shares except in compliance with the foregoing restrictions. Each Registering Stockholder understands that the lock-up provisions of this Section 6.06(h) are irrevocable and shall be binding upon such Registering Stockholder's heirs, legal representatives, successors, and assigns.

     SECTION 6.07. Further Assurances.
                   ------- ----------

     Following the date of this Agreement, each of Parent and the Company will:

          (a) use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the transactions contemplated hereby, including, without limitation, using its commercially reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the Merger and the other transactions contemplated hereby and to fulfill the conditions set forth in Article VII; provided that neither Parent
                                                 --------
nor the Company will be required by this Section 6.07(a) to take any action that would have an effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole, or the Company, or otherwise affect the ability of Parent, the Company and Subcorp to consummate the transactions contemplated hereby, including entering into any consent decree, hold separate orders or other arrangements that would have such an effect or, in any event, any consent decree, hold separate order or other arrangements that would require Parent or the Company to dispose of any existing assets of such party. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the Stockholder Representative, and the proper officers and directors of each party to this Agreement shall use their commercially reasonable best efforts to take all such action; and

          (b) cooperate and use its commercially reasonable best efforts to vigorously contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger and the other transactions contemplated hereby, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

     SECTION 6.08. Meeting of Company Stockholders. As soon as practicable after
                   ------- -- ------- ------------
the date hereof, but in no event earlier than five (5) Business Days after delivery of the Information Statement to the Stockholders, the Company shall hold a special meeting of the Stockholders, or solicit a request for written consent, to consider and vote upon the approval of this Agreement and the Merger and the other transactions contemplated hereby. The Company shall recommend to its stockholders the approval of this Agreement and the Merger and the other transactions contemplated hereby and shall use its best efforts to solicit and obtain the requisite vote of approval. Nothing in this Section 6.08 shall be deemed to amend or modify the obligations of any party under any separate agreement to which the Company and/or Parent is a party, including but not limited to the Voting Agreement.

     Parent and the Company shall use their respective commercially reasonable best efforts to prepare, and the Company shall furnish to its stockholders, the Information Statement soliciting a vote, whether at a meeting of the Stockholders, or by written consent, to ratify, approve and adopt the Merger Agreement and the Merger and the other transactions contemplated by this Agreement. In addition, the Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock that may be received by the Stockholders in the Merger. Parent and the Company shall each use reasonable best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements.

     Each of Parent and the Company hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Information Statement, (ii) agrees to provide promptly to the other such information concerning it and its respective affiliates, directors, officers and securityholders as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and (iii) agrees to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Company that the Company Stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and the conclusion of the Board of Directors of the Company that the terms and conditions of this Agreement and the Merger are fair and reasonable and in the best interests of Company and the Stockholders. The Information Statement shall include as an attachment a Stockholder Questionnaire.

     None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Information Statement relating to the Merger and the transactions contemplated by this Agreement will, at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Subcorp specifically for inclusion or incorporation by reference in the Information Statement.

     SECTION 6.09. Directors' and Officers' Insurance. Parent shall cause to be
                   ---------  --- --------  ---------
maintained in effect the current policies of directors' and officers' liability insurance (the "D&O Policy") maintained by the Company, provided that all
                                                        -------- ----
premiums owing under the D&O Policy have been paid in full on or prior to the date hereof by the Company, it being understood and agreed that, the provisions of this Section 6.09 shall not obligate Parent to make any payments, whether for premiums or otherwise, in respect of the D&O Policy.

     SECTION 6.10. Waiver of Appraisal Rights. The Company shall use
                   ------ -- --------- ------
commercially reasonable best efforts to obtain from each Stockholder that holds Preferred Stock or is a Management Payee and that does not vote, at a meeting or by written consent in lieu of a meeting, in favor of the approval of this Agreement and the Merger, a written waiver in which such Stockholder expressly waives any dissenters' rights of appraisal or similar remedy available under the DGCL or other applicable law, to the extent not already waived by such Stockholder's execution of the Voting Agreement or Payment Agreement, as applicable.

                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

     SECTION 7.01. Conditions to the Obligations of Each Party. The obligations
                   ---------- -- --- ----------- -- ---- -----
of the Company, Parent and Subcorp to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) no order, stay, decree, judgment or injunction shall have been entered, issued or enforced by any court of competent jurisdiction that prohibits consummation of the Merger, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, that makes the consummation of the Merger illegal or substantially deprives Parent of any of the anticipated benefits of the Merger or the related transactions;

          (b) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Merger shall have been obtained (other than those actions or filings that, if not obtained or made prior to the consummation of the Merger, would not have a Parent Material Adverse Effect after the Effective Time or be reasonably likely to subject the Company, Parent, Subcorp or any of their respective subsidiaries or any of their respective officers or directors to substantial penalties or criminal liability); and

          (c) all proceedings in connection with the transactions contemplated by this Agreement and all certificates and other documents reasonably requested by a party to be delivered to such party pursuant to this Agreement or in connection with the Closing will be reasonably satisfactory to such party and its counsel.

     SECTION 7.02. Conditions to the Obligations of Parent and Subcorp. The
                   ---------- -- --- ----------- -- ------ --- -------
obligations of Parent and Subcorp to consummate the Merger are subject to the satisfaction of the following further conditions (any one of which may be waived in whole or part by Parent):

          (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) each of the representations and warranties of the Company contained in this Agreement and any certificate or other writing delivered by the Company pursuant hereto that is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except (A) for changes permitted by this Agreement, and (B) that the representations and warranties made by the Company that address matters only as of a particular date, shall remain true and correct as of such date; and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

          (b) the Company shall have delivered a certificate, dated as of the Closing Date, and duly executed by the Company's chief executive officer, certifying that (i) all holders of shares of Preferred Stock outstanding at the Effective Time shall have waived all dissenters' appraisal rights or similar rights or remedies to which he, she or it may be entitled, available under
Section 262 of the Delaware Law, or any other applicable law, in connection with the Merger and the transactions contemplated hereby, (ii) no shares of Preferred Stock outstanding at the Effective Time are Dissenting Shares, and (iii) no more than 6% of the shares of Company Stock outstanding at the Effective Time are Dissenting Shares;

          (c) Parent shall have received from Stradling Yocca Carlson & Rauth, counsel to the Company, a legal opinion, substantially in the form of Exhibit
                                                                      -------
7.02(c);
-------

          (d) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which it or any of its subsidiaries is a party, including those listed on Schedule 3.26
                                                                 -------------
to the Company Disclosure Schedule;

          (e) all Company Warrants shall have been exercised or terminated and all Convertible Securities shall have been cancelled, terminated or converted into shares of Company Stock;

          (f) prior to the Closing Date and at the earliest practicable date following the date hereof, each Stockholder of the Company entitled to receive any Merger Consideration at the Closing, each Management Payee and each Note Payee shall have executed and delivered to Parent a Stockholder Questionnaire and Parent shall be satisfied in its reasonable discretion that the issuance of Parent Common Stock in the Merger and of the Management Payment Shares and the Note Payment Shares pursuant to the Payment Agreement will not violate any federal or state securities laws;

          (g) the Company shall have obtained a signed copy of the letter agreement attached hereto as Exhibit 7.02(g) from the University of Southern
                             ---------------
California ("USC"), which letter agreement's effectiveness may be conditioned
             ---
upon receipt by USC of $97,342.57 from Parent;

          (h) the shares of Parent Common Stock into which the Company will be converted in the Merger will have been authorized for listing, subject to official notice of issuance, by Nasdaq;

          (i) Gere Di Zerega shall be serving as a consultant of the Company and the consulting arrangement with Dr. Di Zerega shall be in full force and effect at the Closing;

          (j) the Stockholders shall have approved this Agreement, the Merger and the related transactions, and shall have taken all further actions related to the due authorization of the Merger as may be required under Delaware Law;

          (k) each of the Stockholder Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement;

          (l) since the date of this Agreement, there shall not have arisen any change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company, or otherwise affect the ability of the Company to consummate the transactions contemplated hereby, excluding, however, any events, changes or effects arising
                     ---------  -------
out of changes in national economic conditions or changes affecting the Company's industry generally;

          (m) (i) the Company and each person listed on Schedule 1 and Schedule 2 to the Payment Agreement shall have executed and delivered the Payment Agreement and (ii) the Payment Agreement shall be in full force and effect and the closing of the transactions contemplated thereunder shall have occurred immediately prior to the Closing;

          (n) on the Closing Date, the Deal Value shall not exceed the Total
                                                        ---
Liquidation Preference, provided that in the event that the Deal Value does
                        -------- ----
exceed the Total Liquidation Preference on the Closing Date, the parties agree to negotiate in good faith to renegotiate the Merger Agreement, the Payment Agreement, and related agreements, such that the aggregate 2,000,000 shares of Parent Common Stock to be issued in connection with the transactions contemplated by such agreements shall be allocated and distributed among the Note Payees, the Management Payees and the holders of Company Stock to reflect a distribution of such shares in accordance with the terms of the Company's Certificate of Incorporation, as amended and in effect on the Closing Date; and

          (o) Parent shall have received a signed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.445-2(c)(3).

     SECTION 7.03. Conditions to the Obligations of the Company. The obligations
                   ---------- -- --- ----------- -- --- -------
of the Company to consummate the Merger are subject to the satisfaction of the following further conditions (any one of which may be waived in whole or part by the Company or the Stockholders Representative):

          (a) (i) Parent and Subcorp shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time; (ii) each of the representations and warranties of Parent contained in this Agreement and any certificate or other writing delivered by Parent pursuant hereto that is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except (A) for changes permitted by this Agreement, and (B) that the representations and warranties made by Parent, and that address matters only as of a particular date, shall remain true and correct as of such date; and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect;

          (b) Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Merger under all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals would not have a Parent Material Adverse Effect after the Effective Time;

          (c) the Company and the Stockholder Representative shall have received from Bingham Dana LLP, counsel to Parent, a legal opinion, substantially in the form of Exhibit 7.03(c);
        --------------

          (d) each of Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement; and

          (e) since the date of this Agreement, there shall not have arisen any change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of Parent, or otherwise affect the ability of Parent to consummate the transactions contemplated hereby, excluding, however, any events, changes or effects arising
                     ---------  -------
out of (i) changes in national economic conditions or changes affecting the Company's industry generally, and (ii) the announcement or consummation of the Merger and the transactions contemplated thereby; provided that a decrease in
                                                  --------
the trading price of Parent Common Stock as reported on the Nasdaq National Market or such other exchange or automated quotation system on which the Parent Common Stock is then listed or quoted, shall not, in and of itself be deemed to constitute, a material adverse change.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated and the Merger
                   -----------
may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent, Subcorp and the Company;

          (b) by either Parent, Subcorp or the Company if either (i) the Effective Time shall not have occurred on or before June 30, 2002 other than as a result of (ii) below, provided, however, that the right to terminate this
                        --------  -------
Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate this Agreement pursuant to this
-------- ----
subsection (b)(ii) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

          (c) by the Company, in the event of a material breach by Parent of any representation, warranty or agreement contained herein or in the Payment Agreement (which representation, warranty or agreement for purposes of this subsection shall be read without qualification as to knowledge or materiality, if any) that has not been cured or is not curable by the Closing Date (or such later date as provided in subparagraph (b) above); or

          (d) by Parent, in the event of a material breach by the Company, the Stockholder Representative, any Management Payee or any Note Payee of any representation, warranty or agreement contained herein or in the Payment Agreement (which representation, warranty or agreement for purposes of this subsection shall be read without qualification as to knowledge or materiality, if any) that has not been cured or is not curable by the Closing Date (or such later date as provided in subparagraph (b) above).

     SECTION 8.02. Effect of Termination. In the event of the termination of
                   ------ -- -----------
this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Subcorp or the Company or any of their respective officers or directors and all rights and obligations of any party hereto shall cease, except for liabilities arising from a breach of this Agreement prior to such termination.

     SECTION 8.03. Fees and Expenses. Except as set forth in this Section 8.03,
                   ---- --- --------
all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party or parties incurring such expenses. If, and only if, the Merger is consummated, the expenses of the Company disclosed on Schedule 3.11(b) of the Company Disclosure Schedule
                         -------- -------
shall be borne by the Surviving Corporation after the Effective Time.

     SECTION 8.04. Amendment. Prior to the Effective Time, this Agreement may
                   ---------
not be amended except by an instrument in writing signed by Parent, Subcorp, the Company and the Stockholder Representative. After the Effective Time, this Agreement may not be amended except by an instrument in writing signed by Parent, the Surviving Corporation and the Stockholder Representative.

     SECTION 8.05. Waiver. At any time prior to the Effective Time, any party
                   ------
hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX
                                 INDEMNIFICATION

     SECTION 9.01. Effectiveness. The provisions of this Article IX shall apply
                   -------------
and become effective only if the Merger is consummated.

     SECTION 9.02. Acquiror Scope of Claims. Subject to the terms contained in
                   -------- ----- -- ------
this Article IX, Parent and the Surviving Corporation and each of their post-Closing officers, directors, employees and affiliates (each a "Acquiror
                                                                    --------
Covered Party") shall be entitled to indemnification out of the Escrowed Shares
------- -----
with respect to any and all liabilities, losses, damages, claims (whether actual or threatened), charges, suits (whether actual or threatened), penalties, costs and expenses (including, without limitation, court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding, whether actual or threatened) (collectively, "Losses"), sustained or
                                                          ------
incurred by any Acquiror Covered Party, arising out of or as a result of:

          (a) any failure or any breach by the Company of any representation or warranty, covenant, obligation or undertaking made by the Company in this Agreement or the Company Disclosure Schedule or any Exhibit hereto, or in any other statement, certificate, schedule or other instrument delivered pursuant hereto;

          (b) any payments made by Parent or the Surviving Corporation after the Effective Time with respect to Dissenting Shares pursuant to Delaware Law;

          (c) any claims made by any Stockholder whether based upon any alleged breach of fiduciary or other duty by any officer, director or stockholder of the Company or otherwise in connection with this Agreement or the transactions contemplated hereby, or any claims by any officer, director or Stockholder of the Company to indemnification by the Company or the Surviving Corporation with respect to any such claims;

          (d) any expenses incurred by the Company in connection with the negotiation and consummation of the transactions contemplated hereby other than those disclosed on Schedule 3.11 of the Company Disclosure Schedule;
                   -------- ----

          (e) 50% of any payments made by Parent to the Escrow Agent in respect of Parent's indemnity obligations under Section 6.1 of the Escrow Agreement; or

          (f) any failure or breach of any representation, warranty, covenant or agreement made by the Company, any Management Payee or any Note Payee in the Payment Agreement;

(each of the matters referred to in clauses (a) through (f) above being referred to herein as an "Acquiror Covered Matter").
                 -------- ------- ------

     9.02A Company Scope of Claims. Subject to the terms contained in this
           ------- ----- -- ------
Article IX, each Stockholder (a "Target Covered Party" and, collectively with
                                 ------ ------- -----
all other Stockholders, the "Target Covered Parties") shall be entitled to
                             ------ ------- -------
indemnification with respect to any Losses sustained or incurred by such Target Covered Party, arising out of or as a result of any failure or any breach by the Parent or Subcorp of any representation or warranty, covenant, obligation or undertaking made by Parent or Subcorp in this Agreement or any schedule or exhibit hereto, or in any other statement, certificate, schedule or other instrument delivered pursuant hereto (each of the matters covered by this
Section 9.02A being referred to in this Agreement as a "Target Covered Matter").
                                                        ------ ------- ------
Any claim, cause of action or right that any Note Payee or Management Payee may have against Parent or the Surviving Corporation under the Payment Agreement shall not be deemed to be or treated as a Target Covered Matter for purposes of this Agreement. Notwithstanding anything in this Section 9.02A or elsewhere in this Agreement to the contrary, only the Stockholder Representative shall have the right, power and authority to make or bring indemnification claims (or commence any action, suit or proceeding, including any arbitration proceeding, on account of or with respect to any indemnification claims) by and on behalf of any or all Stockholders against Parent or the Surviving Corporation, and in no event shall any Stockholder himself, herself or itself have the right to make or bring indemnification claims (or commence any action, suit or proceeding, including any arbitration proceeding, on account of or with respect to any indemnification claims) against Parent or the Surviving Corporation.

     For purposes of this Article IX, (i) the term "Covered Parties" shall mean
                                                    ------- -------
any or all of the Acquiror Covered Parties and the Target Covered Parties, as the context may require, (ii) the term "Covered Matter" shall mean any Acquiror
                                        ------- ------
Covered Matter or any Target Covered Matter, as the context may require, and
(iii) the term "Indemnification Claim" shall mean (A) in the case of any
                --------------- -----
Acquiror Covered Party, any claim made by such Acquiror Covered Party, pursuant to the provisions of this Article IX and the Escrow Agreement, for indemnification of any Loss or Losses incurred by such Acquiror Covered Party, and (B) in the case of any Target Covered Party, any claim made by Stockholder Representative, for and on behalf of such Target Covered Party, pursuant to the provisions of this Article IX, for indemnification of any Loss or Losses incurred by such Target Covered Party. Notwithstanding anything in this Agreement to the contrary, no Covered Party shall have to actually pay any Loss or otherwise be out-of-pocket before making any Indemnification Claim.

     SECTION 9.03. Escrow Claim Procedures. Promptly after an Acquiror Covered
                   ------ -----  ---------
Party has received notice of or has knowledge of any claim (a "Third Party
                                                               ----- -----
Claim") by any Person other than such Acquiror Covered Party (a "Third Person")
-----                                                            ----- ------
or the commencement of any action or proceeding by a Third Person (a "Third
                                                                      -----
Party Proceeding"), in either case with respect to any matter for which such
----- ----------
Acquiror Covered Party is entitled or may become entitled to make an Indemnification Claim, such Acquiror Covered Party shall give the Stockholder Representative written notice of such Third Party Claim or the commencement of such Third Party Proceeding. Any failure to so notify the Stockholder Representative shall not limit the right to indemnification hereunder unless (and then only to the extent) the failure to give such notice materially and adversely prejudices the Stockholder Representative. If the Stockholder Representative notifies the Acquiror Covered Party within thirty (30) days from the receipt of the foregoing notice that he wishes to defend against the Third Party Claim and/or Third Party Proceeding, then the Stockholder Representative shall have the right to assume and control the defense of such Third Party Claim and/or Third Party Proceeding by appropriate proceedings with counsel reasonably acceptable to the Acquiror Covered Party for such defense; provided that the
                                                           -------- ----
Stockholder Representative shall have confirmed in writing that the Stockholders are obligated hereunder to indemnify the Acquiror Covered Party with respect to such Third Party Claim and/or Third Party Proceeding; and provided, further,
                                                          --------  -------
that Acquiror Covered Party shall be entitled to control the defense of any Third Party Claim and/or Third Party Proceeding relating to the Company's Intellectual Property, the Third Party IP Licenses and the Patents. The Acquiror Covered Party may participate in the defense, at its sole expense of any such Third Party Claim and/or Third Party Proceeding for which the Stockholder Representative shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholder Representative shall act as
          -------- ----
lead counsel in all matters pertaining to the defense or settlement of such Third Party Claim and/or Third Party Proceeding. The Stockholder Representative shall not make any settlement or compromise with respect to any Third Party Claim and/or Third Party Proceeding, without prior consent of the Acquiror Covered Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Stockholder Representative shall not be entitled to settle any Third Party Claim and/or Third Party Proceeding unless in connection with such settlement, the Acquiror Covered Party receives a complete release with respect to the subject matter of such Third Party Claim and/or Third Party Proceeding. Notwithstanding anything above in this Section 9.03 to the contrary, Parent and/or the Surviving Corporation (or other applicable Acquiror Covered Party) shall be entitled to have sole control over the defense, settlement or compromise of any Third Party Proceeding to the extent the Third Party Proceeding seeks an order, injunction, or other equitable relief against any Acquiror Covered Party that, if successful, would materially adversely affect the business, operations, assets, or financial condition of such Acquiror Covered Party.

     SECTION 9.04. Survival of Representations, Warranties and Agreements; Time
                   -------- -- ---------------  ---------- --- ----------  ----
Limitations. Notwithstanding any investigation conducted at any time with regard
-----------
thereto by or on behalf of Company or Parent, the representations, warranties, covenants and agreements of the Company and Parent in this Agreement and in any other documents executed or delivered by the Company or Parent or in connection with the transactions contemplated by this Agreement (the "Additional
                                                           ----------
Documents") shall survive the execution, delivery and performance of this
---------
Agreement and the Additional Documents. All representations and warranties of Company and Parent set forth in this Agreement and the Additional Documents shall be deemed to have been made again at and as of the Effective Time (except for representations and warranties made as of a specified date, which need to be true and correct only as of a specified date). This Section
9.04 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplated performance after the Effective Time or after the termination of this Agreement.

     No Indemnification Claim may be first asserted after the first
(1st)anniversary of the Closing Date (the "Cutoff Date"); provided, however,
                                           ------ ----    --------  -------
that any Indemnification Claim made prior to the Cutoff Date shall survive until such Indemnification Claim is finally determined, settled or resolved.

     SECTION 9.05. Dollar Thresholds.
                   ------ ----------

          (a) Target Covered Party. Notwithstanding anything expressed or
              ------ ------- -----
implied in this Article IX to the contrary, the Stockholder Representative, acting on behalf of any or all of the Target Covered Parties, shall not be entitled to make an Indemnification Claim unless and until the cumulative amount of Losses incurred by all of the Target Covered Parties with respect to any and all Target Covered Matters exceeds $100,000 (the "Target Threshold"), whereupon
                                                  ------ ---------
the Target Covered Parties on behalf of which the Stockholder Representative is acting shall, subject to the provisions of Section 9.06(b), be entitled to indemnification for the full amount of all such Losses without regard to the Target Threshold. The limitations set forth in this Section 9.05(a) shall not apply to any intentional breaches by Parent prior to the Effective Time of any covenant or agreement contained in this Agreement.

          (b) Acquiror Covered Party. Notwithstanding anything expressed or
              -------- ------- -----
implied in this Article IX to the contrary, no Acquiror Covered Party shall be entitled to make an Indemnification Claim unless and until the cumulative amount of Losses incurred by all of the Acquiror Covered Parties with respect to any and all Acquiror Covered Matters exceeds $100,000 (the "Acquiror Threshold"),
                                                        -------- ---------
whereupon the Acquiror Covered Parties shall, subject to the provisions of
Section 9.06(a), be entitled to indemnification for the full amount of all such Losses without regard to the Acquiror Threshold. The limitations set forth in this Section 9.05(b) shall not apply to any intentional breaches by the Company prior to the Effective Time of any covenant or agreement contained in this Agreement.

     SECTION 9.06. Limited Recourse; Maximum Liability.
                   ------- --------- ------- ---------

          (a) Target Maximum Liability. Notwithstanding anything expressed or
              ------ ------- ---------
implied in this Agreement to the contrary, other than Losses incurred by Parent or the Surviving Corporation in connection with or arising out of any fraud or willful misconduct by the Company or any of its officers, directors, employees and agents, if the Merger has been consummated, any and all Losses incurred by Parent or the Surviving Corporation in connection with, or arising out of, any Acquiror Covered Matter shall be satisfied solely out of the Escrowed Shares. No Stockholder shall have any personal liability to Parent or the Surviving Corporation in such Stockholder's capacity as a stockholder of the Company with respect to or in connection with any such Losses or any such Acquiror Covered Matter.

          (b) Acquiror Maximum Liability. Notwithstanding anything expressed or
              -------- ------- ---------
implied in this Agreement to the contrary, other than Losses incurred by any Stockholder in connection with or arising out of any fraud or willful misconduct by Parent or any of its officers, directors, employees and agents, if the Merger has been consummated, the maximum aggregate liability of Parent and the Surviving Corporation for any and all Losses incurred by such Stockholder in connection with, or arising out of, any Target Covered Matter shall not exceed the Maximum Acquiror Indemnification Amount applicable to such Stockholder. The limitations in this Section 9.06(b) shall not apply to claims made for any breach by Parent of its agreements under Section 6.06.

     SECTION 9.07. Exclusive Remedies. Subject to the provisions of Section 9.09
                   --------- --------
below, the parties hereto acknowledge and agree that, if the Merger has been consummated, the sole and exclusive remedy of Parent, the Surviving Corporation, the Stockholder Representative and the Stockholders in respect of any and all claims (other than actions for fraud or willful misconduct or causes of action seeking specific performance) relating to any Covered Matter, the Merger or any of the other transactions contemplated hereby will be to make an Indemnification Claim pursuant to this Article IX and, if applicable, the Escrow Agreement. If the Merger has been consummated, no Covered Matter will give rise to any right of any party hereto to rescind this Agreement or any of the transactions contemplated hereby.

     SECTION 9.08. Materiality Standards. Once it has been determined that there
                   ----------- ---------
has been a breach of a representation, warranty or covenant of this Agreement, for purposes of the measure of harm under this Article IX, the existence and extent of any inaccuracy in or breach of such representation or warranty or covenant contained in this Agreement or in any certificate or instrument delivered pursuant to the express terms hereof shall be determined by reading such representation or warranty or covenant as if all materiality standards contained in such representation or warranty (i.e., without reference to the qualifiers "material," "materiality," "material to the Company taken as a whole," and "in all material respects" or similar qualifiers), had been deleted from such representation or warranty or covenant in their entirety.

     SECTION 9.09. Applicability. The provisions of this Article IX shall not
                   -------------
apply to claims made for indemnification or contribution made pursuant to
Section 6.06(e) hereof. In addition, and notwithstanding any provision of this Agreement to the contrary, the provisions of this Article IX (including the limitations set forth in Sections 9.05, 9.06 and 9.07 hereof) shall not apply to the extent that such provisions would operate to diminish or limit any claim, cause of action, right or remedy that Parent would have under the Payment Agreement against any Note Payee or Management Payee.

                                    ARTICLE X
                               GENERAL PROVISIONS

     SECTION 10.01. Notices. All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five days after dispatch), (c) sent via a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day after delivery to such courier) or (d) sent via telecopier (effective upon the transmission of the telecopy in complete, readable form) addressed as set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 10.01):

       if to Parent or Subcorp:

                       Essential Therapeutics, Inc.
                       1365 Main Street
                       Waltham, MA 02451
                       Attention:  President
                                      Facsimile:  781-647-4230

       with a copy to:

                       Bingham Dana LLP
                       150 Federal Street
                       Boston, MA 02110
                       Attention:  Julio E. Vega, Esq.
                                      Facsimile:  617-951-8736

       if to the Company:

                       Maret Corporation
                       4041 MacArthur Blvd.
                       Suite 375
                       Newport Beach, CA  92660
                       Attention:  President
                                      Facsimile:  949-225-0006

       with a copy to:

                       Stradling Yocca Carlson & Rauth
                       660 Newport Center Drive
                       Suite 1600
                       Newport Beach, CA  92660
                       Attention:  Lawrence B. Cohn, Esq.
                                      Facsimile:  949-725-4100

if to the Stockholder Representative:

                       Terence E. Winters
                       c/o Valley Ventures
                       6720 N. Scottsdale Road, #280
                       Scottsdale, AZ  85253

                                      Facsimile: (480) 661-6262

       copy to:

                       Berenbaum, Weinshienk & Eason, P.C.
                       370 Seventeenth Street, Suite 2600
                       Denver, Colorado 80202
                       Attention:   Joseph S. Borus, Esq.
                                      Facsimile: 303-629-7610

     SECTION 10.02. Certain Definitions. For purposes of this Agreement, the
                    ------- -----------
term:


     "affiliate" of a specified person means a person who directly or indirectly
      ---------
through one or more intermediaries controls, is controlled by, or is under common control with, such specified person.

     "beneficial owner" with respect to any person shall have the meaning
      ---------- -----
ascribed thereto under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

     "Business Day" means any day on which the principal offices of the SEC in
      -------- ---
Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of Boston, Massachusetts.

     "control" (including the terms "controlled by" and "under common control
      -------
with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

     "Deal Value" means the aggregate total "value" of the consideration in the
      ---- -----
Merger, and the related transactions contemplated hereby, calculated as if the Merger, and the related transactions contemplated hereby, were treated as a liquidation, dissolution or winding-up "liquidation event" under the terms of the Company's Certificate of Incorporation, as amended and in effect on the Closing Date.

     "Governmental Authority" means any United States (federal, state or local)
      ------------ ---------
or foreign government, or governmental, regulatory or administrative authority, agency or commission.

     "Indebtedness" means as applied to any Person, (i) all indebtedness for
      ------------
borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness for the deferred purchase price of property or services represented by a note or other security, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases that shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (vi) any liability in respect of banker's acceptances or letters of credit, and (vii) all indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above that is directly or indirectly guaranteed by or that such Person has agreed (continently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     "Intellectual Property" means patents, patent applications, inventions
      ------------ --------
(whether patentable or nonpatentable), trade secrets, know-how, trademarks and associated goodwill, service marks, trade dress, logos, trade names, copyrights, mask works and registrations and applications for each of the foregoing, and computer software programs, computer data bases and related documentation and materials.

     "knowledge" means actual knowledge and what one should have known after
      ---------
reasonable investigation, except when modified by the term "actual," in which case it shall only mean actual knowledge. With respect to any Person other than a natural person, "knowledge" will be deemed to include the knowledge of its current officers and directors or partners or persons with similar positions.

     "Laws" means any federal, state, local or foreign statute, law or
      ----
regulation.

     "Maximum Acquiror Indemnification Amount" means, with respect to any
      ------- -------- --------------- ------
Indemnification Claim made for or on behalf of any Stockholder, an amount equal to the product of (i) $3.54 (such price being subject to automatic proportionate adjustment in the event of any stock dividend, stock split, stock combination, recapitalization, or other similar event affecting the Parent Common Stock) multiplied by (ii) the number of shares of Parent Common Stock that such Stockholder is entitled to receive pursuant to Section 2.01(a)(ii).

     "person" means an individual, corporation, partnership, limited
      ------
partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     "Reference Market Value" means $3.54 (such price being subject to automatic
      --------- ------ -----
proportionate adjustment in the event of any stock dividend, stock split, stock combination, recapitalization, or other similar event affecting the Parent Common Stock).

     "subsidiary" or "subsidiaries" of any person means any corporation,
      ----------      ------------
partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Total Liquidation Value" means the aggregate total liquidation preference
      ----- ----------- -----
due the holder of Preferred Stock calculated as if the Merger, and the related transactions contemplated hereby, were treated as a liquidation, dissolution or winding-up "liquidation event" under the terms of the Company's Certificate of Incorporation, as amended and in effect on the Closing Date.

     SECTION 10.03. Severability. If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

     SECTION 10.04. Entire Agreement; Assignment; Survival. This Agreement,
                    ------ ---------  ----------  --------
including all exhibits, schedules and recitals hereto, together with the Voting Agreement, the Escrow Agreement, the Payment Agreement and the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Subcorp may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Those covenants that contemplate or may involve actions to be taken or obligations in effect after the Effective Time shall survive in accordance with their terms including, but not limited to, Section 6.06. The terms of the Confidentiality Agreement shall survive termination of this Agreement, for any reason.

     SECTION 10.05. Parties in Interest. This Agreement shall be binding upon
                    ------- -- --------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Registering Stockholders shall be deemed to be third party beneficiaries solely with respect to Section 6.06.

     SECTION 10.06. Specific Performance. The parties hereto agree that
                    -------- -----------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 10.07. Governing Law. Except to the extent that Delaware Law is
                    --------- ---
mandatorily applicable to the Merger and the rights of the stockholders of the Company and Parent, this Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be performed in that Commonwealth.

     SECTION 10.08. Consent to Jurisdiction.
                    ------- -- ------------

          (a) Subject to the provisions of Section 10.12 below, each of Parent, the Company and Subcorp hereby irrevocably submits to the exclusive jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts, for the purpose of any action or proceeding arising out of, or relating to, this agreement and each of Parent, the Company and Subcorp hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Massachusetts state or federal court sitting in the City of Boston. Each of Parent, the Company and Subcorp agrees that a final judgment in any action or, proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of Parent, the Company and Subcorp irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 10.08 shall affect the right of any party to serve legal process in any other manner permitted by law.

     SECTION 10.09. Headings. The descriptive headings contained in this
                    --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.10. Counterparts. This Agreement may be executed and delivered
                    ------------
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.11. Waiver of Jury Trial. Each of Parent, the Company, the
                    ------ -- ---- -----
Stockholder Representative and Subcorp hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, the Company or Subcorp in the negotiation, administration, performance and enforcement thereof.

     Section 10.12. Dispute Resolution. Except to the extent otherwise
                    ------- ----------
specifically provided below in this Section 10.12, all claims, controversies, differences or disputes between or among any of the parties hereto arising from or relating to this Agreement and the transactions contemplated hereby shall be determined solely and exclusively by arbitration in accordance with the rules of commercial arbitration then in effect of the American Arbitration Association, or any successors thereto ("AAA"), in Boston, Massachusetts, unless the parties otherwise agree in writing. Each of the parties consents to venue for such arbitrations in Boston, Massachusetts and to service of process by certified or registered mail. Upon commencement of any arbitration pursuant hereto, the parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within twenty (20) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided that if either party, in such event, fails to
                        -------- ----
select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered by a court of competent jurisdiction. The parties agree to abide by any decision rendered in any such arbitration as final and binding and waive the right to submit the dispute to a public tribunal for a jury or non-jury trial. The fees and expenses of the AAA in any such arbitration shall be shared equally by the parties, unless otherwise ordered by the arbitrator(s). Each party shall be responsible for all costs incurred by it in preparing for and participating in the arbitration, unless the arbitrator(s) order that a party shall be entitled to recover its actual out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees incurred in connection with such arbitration. Notwithstanding anything to the contrary in this Section 10.12, in no event, however, shall this Section 10.12 be deemed to preclude a party hereto from instituting legal action seeking relief in the nature of a restraining order, an injunction, a specific performance order or the like in order to protect his or its rights pending the outcome of an arbitration hereunder.

            [The remainder of this page is intentionally left blank.
                            Signature page follows.]

     IN WITNESS WHEREOF, Parent, Subcorp and the Company have caused this Agreement to be executed as an instrument under deal as of the date first written above by their respective officers thereunto duly authorized and the Stockholder Representative has executed this Agreement as an instrument under deal as of the date first written above.

                                   ESSENTIAL THERAPEUTICS, INC.


                                   By:   /s/ Mark Skaletsky
                                       -----------------------------------------
                                   Name: Mark Skaletsky
                                   Title:President and Chief Executive Officer


                                   MC MERGER CORP.


                                   By:   /s/ Mark Skaletsky
                                       -----------------------------------------
                                   Name: Mark Skaletsky
                                   Title:President


                                   MARET CORPORATION


                                   By:   /s/ Leonard R. Borrmann
                                      ----------------------------------------
                                   Name: Leonard R. Borrmann
                                   Title:President and Chief Executive Officer


                                   STOCKHOLDER REPRESENTATIVE:


                                         /s/ Terence E. Winters
                                   ---------------------------------------------
                                    Terence E. Winters